Exhibit 21C
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
          SOUTHERN COMPANY
          PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
          For Annual Meeting of Stockholders May 28, 1997
          The undersigned hereby appoints A. W. DAHLBERG and W. L.
          WESTBROOK, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of
          THE SOUTHERN COMPANY, to be held at the Hyatt Regency, 265
          Peachtree Street, Atlanta, Georgia, at 10:00 a.m. (EDT), and
          any adjournments thereof, on all matters legally coming
          before the meeting including, without limitation, the
          proposals listed on the reverse side hereof.
          THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF
          NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE
          ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE
          SIDE, AND FOR ITEMS 2, 3, 4, AND 5.       Please date, sign
P                                                   exactly as your
R                                                   name appears on
O                                                   the form, and mail
X                                                   the proxy
Y                                                   promptly. When
                                                    signing as an
                                                    attorney,
                                                    executor,
                                                    administrator,
                                                    trustee, or
                                                    guardian, please
                                                    give your full
                                                    title as such. If
                                                    shares are held
                                                    jointly, both
                                                    owners must sign.
                                                    Date , 1997
                                                    Signature(s)
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  UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS.

The Board of Directors recommend a vote "FOR" items 1-5.

(1) ELECTION OF DIRECTORS: J. C. Adams, A. D. Correll, A. W. Dahlberg, P. J. DeNicola, J. Edwards, H. A. Franklin, B. S. Gordon, L. G. Hardman III, E. B. Harris, W. A. Parker, Jr., W. J. Rushton, III, G. M. Shatto, G. J. St. Pe,
    H. Stockham.

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
    [ ]  FOR all nominees, listed above                             [ ]  WITHHOLD authority to vote for all nominees listed
       (except as marked to the contrary below).                         above.
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(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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(2) APPROVAL OF AMENDMENTS TO THE COMPANY'S EXECUTIVE PRODUCTIVITY IMPROVEMENT
PLAN.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

(3) APPROVAL OF THE COMPANY'S PERFORMANCE STOCK PLAN.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

(4) APPROVAL OF THE COMPANY'S PERFORMANCE DIVIDEND PLAN.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

(5) APPROVAL OF THE SOUTHERN ENERGY, INC. VALUE CREATION PLAN.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN